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                               EXHIBIT 1.A.(8)(d)

                         FORM OF PARTICIPATION AGREEMENT

                                      AMONG

                           ADVANTUS SERIES FUND, INC.
                        ADVANTUS CAPITAL MANAGEMENT, INC.

                                       AND

                           PFL LIFE INSURANCE COMPANY


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                             PARTICIPATION AGREEMENT

                                      AMONG

                           ADVANTUS SERIES FUND, INC.
                        ADVANTUS CAPITAL MANAGEMENT, INC.

                                       AND

                           PFL LIFE INSURANCE COMPANY

                             DATED _________________

THIS AGREEMENT, made and entered into as of the ___ day of _______, 2000, by and among PFL Life Insurance Company (hereinafter "Company"), an Iowa corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as "Account") and the Advantus Series Fund, Inc., a Minnesota corporation (hereinafter the "Fund") and Advantus Capital Management, Inc. (hereinafter the "Adviser"), a Minnesota corporation.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (hereinafter collectively, the "Variable Insurance Products") to be offered by affiliated and unaffiliated insurance companies which have entered into participation agreements with the Fund and the Adviser (hereinafter "Participating Insurance Companies") and Qualified Plans (as defined herein) outside of the separate account context, (including, without limitation, those trusts, plans, accounts, contracts or annuities described in Sections 401(a), 403(a), 403(b), 408(a), 408(b), 414(d), 457(b), 408(k), and 501(c)(18) of the
Internal Revenue Code of 1986, as amended (the "Code")), and any other trust, plan, account, contract or annuity that is determined to be within the scope of Treasury regulation 1.817.5(f)(3)(iii) ("Qualified Plans" or "Plans"); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets and liabilities; and

WHEREAS, the Fund will obtain an order from the Securities and Exchange Commission, granting it and Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(b), 15(a) and 15(b), of the Investment Company Act of 1940 and Rule 6e-2(b)(15) and 6e-3(T)(b)(15) under that Act, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Mixed and Shared Funding Exemptive Order") and the Fund will provide a copy of that Mixed and Shared

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Funding Order to Company prior to the commencement of business under this agreement; and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter, the "1933 Act"); and

WHEREAS, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 (hereinafter, the "Advisers Act") and any applicable state securities law; and

WHEREAS, the Company has registered or will register certain variable life insurance policies and variable annuity contracts under the 1933 Act, unless an exemption is available and each such contract or policy will provide for the allocation of net amounts received by the Company to an Account or Sub-Account for investment in the Fund and its Portfolios as that selection may be made by a participant or contract or policy owner, as applicable under that contract or policy; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Trustees or the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid Variable Insurance Products; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless an exemption from registration is available; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Variable Insurance Products and the Adviser is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree as follows:

                                   ARTICLE I.
                Purchase and Redemption of Fund Portfolio Shares
                ------------------------------------------------

     1.1 For purposes of this Article I, the Company shall be the Fund's agent for receipt of purchase orders and requests for redemption relating to each Portfolio from each Account or Sub-Account, provided that the Company notifies the Fund of such purchase orders and requests for redemption by 8:00 a.m. Central time on the next following Business Day, as defined in Section 1.3. The currently available Portfolios are as shown on Schedule B attached hereto.

     1.2 The Fund agrees to make shares of the Portfolios available to the Accounts and the Sub-Accounts of such Accounts for purchase at the net asset value per share next computed after receipt of a purchase order by the Fund (or its agent), as established in

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accordance with the provisions of the then current prospectus of the Fund describing Portfolio purchase procedures on those days on which the Fund calculates its net asset value pursuant to rules of the Commission, and the Fund shall use its best efforts to calculate such net asset value on each day on which the New York Stock Exchange ("NYSE") is open for trading. The Company will transmit orders from time to time to the Fund for the purchase of shares of the Portfolios. The Directors of the Fund (the "Directors") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having appropriate jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.

     1.3 The Company shall submit payment for the purchase of shares of a Portfolio on behalf of an Account or Sub-Account no later than the close of the Federal Reserve Bank, which is 3:00 p.m. Central time, on the next Business Day after the Fund receives the purchase order. Payment shall be made in federal funds transmitted by wire to the Fund. Upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund for this purpose. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Commission. If payment in federal funds for any purchase is not received by the Fund or its designated custodian or is received after such time, the Company shall promptly, upon written request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund as a result of transactions effected by the Fund based upon such purchase order.

     1.4 The Fund will redeem for cash any full or fractional shares of any Portfolio, when requested by the Company on behalf of an Account, at the net asset value next computed after receipt by the Fund (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Fund describing Portfolio redemption procedures. The Fund shall make payment for such shares in the manner established from time to time by the Fund. Redemption with respect to a Portfolio will normally be paid to the Company for an Account or Sub-Account in federal funds transmitted by wire to the Company before the close of the Federal Reserve Bank, which is 3:00 p.m. Central time on the next Business Day after the receipt of the request for redemption. If payment in federal funds for any redemption request is received by the Company after such time, the Fund shall promptly upon the Company's written request, reimburse the Company for any charges, costs, fees, interest, or other expenses incurred by the Company as a result of such failure to provide redemption proceeds within the specified time. Notwithstanding the foregoing, such payment may be delayed if the Portfolio's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.5 Payments for the purchase of shares of the Fund's Portfolios by the Company under Section 1.3 and payments for the redemption of shares of the Fund's Portfolios under Section 1.4 may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer of that Business Day.

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     1.6 Issuance and transfer of the Fund's Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company, an Account or a Sub-Account. Portfolio Shares purchased from the Fund will be recorded in the appropriate title for each Account or the appropriate sub-account of each Account.

     1.7 The Fund shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio of the Fund. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.8 The Fund shall calculate the net asset value of each Portfolio on each Business Day, as defined in Section 1.3. The Fund shall make the net asset value per share for each Portfolio available to the Company or its designated agent on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 5:30 p.m. Central time) and shall use reasonable efforts to make such net asset value per share available by 6:00 p.m. Central time each Business Day.

     1.9 The Fund agrees that its Portfolio shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Mixed and Shared Funding Exemptive Order. The Fund agrees that it will not sell shares of its Portfolios to any other insurance company or separate account unless an agreement containing provisions substantially the same as Section 2.4 and Articles I and V of this Agreement is in effect to govern sales. No shares of any Portfolio will be sold directly to the general public. The Company agrees that it will use Fund shares only for the purposes of funding the Variable Insurance Products through the Accounts listed in Schedule A, as amended from time to time.

     1.10 The Company agrees that all net amounts available under the Variable Insurance Products referenced herein shall be invested in the Fund or in such other investment companies advised by the Adviser or its affiliates as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Fund if: (a) the Company gives the Fund and the Adviser forty-five (45) days written notice of its intention to make such other investment company available as a funding vehicle for these Variable Insurance Products; or (b) such other investment company is available as a funding vehicle for these Variable Insurance Products at the date of this Agreement.

     1.11 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.09 and Article IV of this Agreement.

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                                   ARTICLE II.
                  Obligations of the Parties; Fees and Expenses
                  ---------------------------------------------

     2.1 The Fund shall prepare and be responsible for filing with the Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs of registration and qualification of its shares of the Portfolios, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2 At the option of the Company, the Fund or the Adviser shall either (a) provide the Company with as many copies of portions of the Fund's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, pertaining specifically to the Portfolios as the Company shall reasonably request; or (b) provide the Company with a camera ready copy, PDF file or other electronic file of such documents in a form suitable for printing and from which information relating to series of the Fund other than the Portfolios has been deleted to the extent practicable. The Fund or the Adviser shall provide the Company with a copy of its current statement of additional information, including any amendments or supplements, in a form suitable for duplication by the Company. Expenses of furnishing such documents for marketing purposes shall be borne by the Company and expenses of furnishing such documents for current contract owners invested in the Fund shall be borne by the Fund or the Adviser.

     2.3 The Fund (at its expense) shall provide the Company with copies of any Fund-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to contract owners. The Fund shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions). The Company shall bear the cost of distributing prospectuses and statements of additional information to contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to contract owners in accordance with applicable federal and state securities laws.

     2.4 Except as provided in Section 2.6, the Company shall not use any designation comprised in whole or part of the names or marks "Advantus Series Fund, Inc." or "Advantus Capital Management, Inc." without prior written consent of the Fund or the Adviser, and upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable.

     2.5 The Company and its agents shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or an Adviser in connection with the sale of the Variable Insurance Products other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Fund, Fund-sponsored proxy statements, or in sales literature or other promotional material prepared or approved by the Fund or its designee, except as required by legal

                                     - 6 -
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process or regulatory authorities or with the written permission of the Fund or its designee. All sales literature or other promotional material developed by the Company shall be furnished to the Fund or the Adviser at least fifteen Business Days prior to its use. No such material shall be used if the Fund or the Adviser reasonably objects to such use within fifteen Business Days after receipt of such material.

     2.6 The Fund shall use its best efforts to provide the Company, on a timely basis, with such information about the Fund, the Portfolios and the Adviser and any Sub-Advisers, in such form as the Company may reasonably require, as the Company shall reasonably request in connection with the preparation of registration statements, prospectuses, annual and semi-annual reports and marketing materials pertaining to the Variable Insurance Products.

     2.7 The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Variable Insurance Products other than information or representations contained in and accurately derived from the registration statement or prospectus for the Variable Insurance Products (as any such required registration statement and prospectus may be amended or supplemented from time to time), or in materials prepared or approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company. All sales literature or other promotional material developed by the Fund or the Adviser shall be furnished to the Company at least fifteen Business Days prior to its use. No such material shall be used if the Company reasonably objects to such use within fifteen Business Days after receipt of such material.

     2.8 So long as, and to the extent that, the Commission interprets the 1940 Act to require pass-through voting privileges for contract owners, the Company will provide pass-through voting privileges to contract owners whose Contract values are invested, through the registered Accounts, in shares of one or more Portfolios of the Fund. The Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner consistent with voting instructions timely-received from contract owners and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund. With respect to each registered Account, the Company will vote shares of each Portfolio of the Fund held by a registered Account for which no timely voting instructions from contract owners are timely-received as well as those shares of the Fund which the Company itself owns, in the same proportion as those shares held by that registered Account for which voting instructions are timely-received. The Company shall be responsible for assuring that each of its registered Separate Accounts participating in the Fund calculates voting privileges in a manner consistent with the parties other Participating Insurance Companies. The obligation to calculate voting privileges in a manner consistent with all other registered Separate Accounts investing in the Fund is a contractual obligation of the Company and of all Participating Insurance Companies under the agreements governing participation in the Fund. The Company reserves the right to vote Fund shares in any Account in its own right, to the extent permitted by law.

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     2.9 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and, in particular, each Fund will either provide for annual meetings (except to the extent that the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in the Section 16(c) of the 1940 Act), as well as with Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act. further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

     2.10 The Fund and Adviser shall pay no fee or other compensation to the Company under this Agreement except as provided on Schedule C, if attached. Nevertheless, the Fund or the Adviser or an affiliate may make payments (other than pursuant to a Rule 12b-1 Plan) to the Company or its affiliates or to the Adviser in amounts agreed to by the Adviser in writing and such payments may be made out of fees otherwise payable to the Adviser or its affiliates, profits of the Adviser or its affiliates, or other resources available to the Adviser or its affiliates.

                                  ARTICLE III.
                         Representations and Warranties
                         ------------------------------

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Iowa and that it has legally and validly established each Account as a segregated asset account under such law as of the date set forth in Schedule A.

     3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Variable Insurance Contract(s), will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated asset account for the Variable Insurance Products, unless an exemption from registration is available.

     3.3 For its unregistered Accounts that are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, the Company represents and warrants that:

          (a) the principal underwriter for each such unregistered Account and its sub-accounts is registered as a broker-dealer under the Securities and Exchange Act of 1934 (the "1934 Act");

          (b) the shares of the Portfolios of the Fund are and will continue to be the only investment securities held by the corresponding Separate Account sub-accounts; and

          (c) with regard to each Portfolio, the Company, on behalf of the corresponding Account sub-account, will:

               (i) vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

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               (ii) refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

     3.4 The Company represents and warrants that the Variable Insurance Products will be registered under the 1933 Act, unless an exemption from registration is available, prior to any issuance or sale of the Variable Insurance Products; the Variable Insurance Products will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Variable Insurance Products shall comply in all material respects with state insurance suitability requirements.

     3.5 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities are and shall be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Adviser in the event that such coverage no longer applies.

     3.6 The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Minnesota and that it does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder and with the diversification rules applicable to the Fund and its Portfolios under Subchapter M of the Internal Revenue Code of 1986, as amended (hereinafter "Code").

     3.7 The Fund represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Fund shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Adviser.

     3.8 The Fund represents and warrants that it is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

     3.9 The Fund and its Adviser each represents and warrants that the investment advisory or management fees paid to the Adviser are legitimate and not excessive and are derived from an advisory contract which does not result in a breach of fiduciary duty.

     3.10 The Fund represents and warrants that should it ever desire to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Directors, including a majority who are not "interested persons" of the Fund under the

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1940 Act ("disinterested Directors"), will formulate and approve any plan under
Rule 12b-1 to finance distribution expenses. To the extent that any Class of the Fund may finance its distribution expenses pursuant to a Plan adopted under Rule 12b-1, the Fund undertakes to comply with any then current SEC and SEC staff interpretations concerning Rule 12b-1 or any successor provisions.

     3.11 The Fund represents and warrants that it, its directors, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

     3.12 The Adviser represents and warrants that it is duly organized and validly existing under the laws of the State of Minnesota and that it is currently registered and will, during the term of this Agreement, remain registered as an investment adviser under the Advisers Act.

                                   ARTICLE IV.
                               Potential Conflicts
                               -------------------

     4.1 The parties acknowledge that a Portfolio's shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Fund shall promptly and in writing inform all Participating Insurance Companies and Qualified Plans, of any determination by the Directors that an irreconcilable material conflict exists and of the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The assets of a Fund (collectively, the "Participants") will report any potential or existing conflicts to the respective responsible Board(s). Participating Insurance Companies will be responsible for assisting the Fund in carrying out the responsibilities of the Fund under these conditions by providing the Directors with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by each Participating Insurance Company, including the Company, to inform the respective responsible Board whenever contract owner voting instructions are disregarded. The responsibility to report such information and conflicts to and to assist the Fund will be a contractual obligation of all Participating Insurance Companies and Qualified Plans investing in the Fund under their

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agreements governing participation in the Fund and these responsibilities will be carried out with a view only to the interests of the contract owners and participants in the Qualified Plans.

     4.3 If it is determined by a majority of Directors, or a majority of the disinterested Directors of the Fund, that a material irreconcilable conflict exists, then the relevant Participating Insurance Companies and Qualified Plans, including the Company, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Directors or trustees, as the case may be), shall take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the affected Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; (b) withdrawing the assets allocable to some or all of the Qualified Plans from the affected Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund; and (c) establishing a new registered management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company or a Participating Company to disregard contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, then the Company may be required, at the Fund's election, to withdraw its Separate Account's investment in the Fund and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take remedial action in the event of the Fund's determination of a material irreconcilable conflict and to bear the cost of such remedial action shall be a contractual obligation of all Participating Insurance Companies, including the Company under this Agreement, and all Qualified Plans under their agreements governing participation in the Fund and these responsibilities will be carried out with a view only to the interests of contract owners and participants in the Qualified Plans. Any such withdrawal and termination must take place within six
(6) months after the Fund gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with a majority of other state regulators to which the Company is subject, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six (6) months after the Directors inform the Company in writing it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of such six (6) month period, the Fund shall

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continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

     4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Variable Insurance Products. In the event that the disinterested Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Directors.

     4.7 The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Mixed and Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Directors. The obligation of the Participating Insurance Companies, including the Company, and Qualified Plans to provide these reports, materials, and data under this Agreement to a Fund's Board, when the Board so reasonably requests, shall be a contractual obligation of each Participating Insurance Company and Qualified Plan under the agreements governing participation in the Fund. All reports of potential or existing conflicts received by Fund, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Qualified Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board or other appropriate records.

     4.8 Participating Insurance Companies, including the Company, will determine appropriate prospectus disclosure for its Variable Insurance Products in order to inform owners of Variable Insurance Products of the potential risks of mixed and shared fund.

     4.9 If and to the extent that Rule 6e-2 or 6e-3(T) is amended, or similar rule is adopted, so as to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2, 6e-3(T), or Rule 6e-3, as amended, or any other rule, as adopted, to the extent such rules are applicable.

                                   ARTICLE V.
                        Diversification and Qualification
                        ---------------------------------

     5.1 Both the Fund and the Adviser each represent and warrant that the Fund will at all times sell the shares of each Series and invest the assets of each Series in such a manner as to ensure that the Variable Insurance Products will be treated as life insurance or annuity contracts, as the case may be, under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, each of the Fund and the Adviser represent and warrant that the Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation ss.1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations.

     5.2 The Fund represents that it will not be subject to federal income taxation under current laws and regulations, consistent with the provisions of Subchapter M of the Code.

     5.3 The Fund or the Adviser will notify the Insurer immediately upon having a reasonable basis for believing that the Fund or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification requirements or might not so comply in the future.

     5.4 Each of the Fund and the Adviser acknowledges that full compliance with the requirements referred to in Sections 5.1 and 5.2 hereof is absolutely essential because any failure to meet those requirements would result in the Variable Insurance Products not being treated as life insurance or annuity contracts, as the case may be, for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Each of the Fund and the Adviser also acknowledges that it is solely within its power and control to meet those requirements. Accordingly, without in any way limiting the effect of Section 8.2 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Sections 5.1 or 5.2 hereof, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating and organizing a new investment company as a funding medium for the Variable Insurance Products and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio; such costs to include, but are not limited to, fees and expenses of legal counsel and other advisers to the Company and any federal income taxes or tax penalties incurred by the Company or its contract owners in connection with any such failure or anticipated or reasonably foreseeable failure.

     5.5 Within 45 days of the close of each calendar quarter, the Fund shall provide the Company or its designee with a certification of compliance with the aforesaid Section 817(h) diversification and Code qualification requirements, in substantially the form attached hereto as Schedule D, provided, however, that providing such certification does not relieve the Fund or the Adviser of its responsibility for such compliance or of liability for any non-compliance.

                                   ARTICLE VI.
                                 Indemnification
                                 ---------------

     6.1 Indemnification by the Company
         ------------------------------

          (a) The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this Article VI) against any an all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Fund Shares or the Variable Insurance Products and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Variable Insurance Products or in the Variable Insurance Products themselves or in sales literature generated by the Company on behalf of the Variable Insurance Products or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VI), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

               (ii) arise out of or result from written statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 6.2
          (a)(i)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Variable Insurance Products or Fund shares; or

               (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 6.2(a)(i) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

               (iv) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

          (b) The Company shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement. The Company shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (c) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them or their officers and directors in connection with the issuance or sale of the Fund shares or the Variable Insurance Products or the operation of the Fund.

     6.2 Indemnification by the Adviser
         ------------------------------

          (a) The Adviser agrees to indemnify and hold harmless the Company and each of its Directors, officers, employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually an "Indemnified Party" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Fund's Shares or the Variable Insurance Products and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing) (collectively, the "Fund Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

               (ii) arise out of or as a result of written statements or representations (other than statements or representations contained and accurately derived from the registration statement, prospectus or sales literature for the Variable Insurance Products) or wrongful conduct of the Fund, Adviser or persons under their control, with respect to the sale or distribution of the Variable Insurance Variable Insurance Products or Fund shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Insurance Products, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

               (iv) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

          (b) The Adviser shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject to reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

          (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Insurance Products or the operation of each Account.

     6.3 Indemnification by the Fund
         ---------------------------

          (a) The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund, and arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Section 6.3(b) and 6.3(c) hereof. It is understood and expressly stipulated that neither the holders of shares of the Fund nor any Trustee, officer, agent or employee of the Fund shall be personally liable hereunder, nor shall any resort to be had to other private property for the satisfaction of any claim or obligation hereunder, but the Fund only shall be liable.

          (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement to the Company or the Account, whichever is applicable.

          (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Company and the Adviser agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Variable Insurance Products, with respect to the operation of either the Account, or the sale or acquisition of share of the Fund.

                                  ARTICLE VII.
                                   Termination
                                   -----------

     7.1 This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by ninety (90) days advance written notice delivered to the other parties, and shall terminate immediately in the event of its assignment, as that term is used in the 1940 Act.

     7.2 This Agreement may be terminated immediately by either the Fund or the Adviser following consultation with the Directors upon written notice to the
Company:

          (a) if either one or both of the Fund or the Adviser respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement; or

          (b) if the Company gives the Fund and the Adviser the written notice specified in Section 1.10 hereof and at the same time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, that any termination under this Section 7.2(b) shall be effective forty-five (45) days after the notice specified in Section 1.10 was given.

     7.3 This Agreement may be terminated immediately by the Company upon written notice to the Fund or the Adviser:

          (a) with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

          (b) with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

          (c) with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

          (d) with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article V hereof.

     7.4 This Agreement may be terminated immediately by the Company upon written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial conditions or prospects since the date of this Agreement or is the subject of material adverse publicity.

     7.5 If this Agreement is terminated for any reason, except under Article IV (Potential Conflicts) above, the Fund shall, at the option of the Company, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to all of the terms and conditions of this Agreement for all Variable Insurance Products in effect on the effective date of termination of this Agreement (hereinafter "Existing Contracts"). Specifically without limitation the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund, and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 7.4 shall not apply to any terminations pursuant to Article IV, and that the provisions of Article IV shall govern.

     7.6 The provisions of Articles III (Representations and Warranties) and VI (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Fund are held on behalf of contract owners in accordance with Section 7.4, except that the Fund and the Adviser shall have no further obligation to sell Fund shares with respect to Variable Insurance Products issued after termination.

     7.7 The Company shall not redeem Fund shares attributable to the Variable Insurance Products except (i) as necessary to implement contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), or (iii) as permitted by an order of the Commission pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Adviser the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Adviser) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Variable Insurance Products, the Company shall not prevent contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Insurance Products without first giving the Fund or the Adviser ninety (90) days notice of its intention to do so.

                                  ARTICLE VIII.
                                     Notices
                                     -------

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Fund or the Adviser:

                        Advantus Capital Management, Inc.
                        400 Robert Street North
                        St. Paul, MN  55101-2098
                        Attention:  President

                  If to the Company:

                        PFL Life Insurance Company
                        Financial Markets Division
                        4333 Edgewood Road N.E.
                        Cedar Rapids, IA  52499-0001
                        Attention: Division General Counsel

                                   ARTICLE IX.
                                  Miscellaneous
                                  -------------

     9.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     9.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     9.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     9.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Iowa. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the Commission granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the Fund to the Company.

     9.5 The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no director, officer, agent or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

     9.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     9.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     9.8 The parties of this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect, except as provided in Section 1.10.

     9.9 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                PFL Life Insurance Company
                                By its authorized officer

                                By:
                                    --------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                Advantus Series Fund, Inc.
                                By its authorized officer

                                By:
                                    --------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                Advantus Capital Management, Inc.
                                By its authorized officer

                                By:
                                    --------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                   SCHEDULE A

                 Separate Accounts of PFL Life Insurance Company
                 -----------------------------------------------

                  Legacy Builder Variable Life Separate Account

                                   SCHEDULE B

                      Fund Portfolios and Classes Available
                      -------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                            Investment                                    Investment
            Portfolio              Class                     Adviser                                     Sub-Adviser
------------------------------------------------------------------------------------------------------------------------------------

Mortgage Securities                        Advantus Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

Capital Appreciation                       Advantus Capital Management, Inc.            Credit Suisse Asset Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

Real Estate Securities                     Advantus Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                   SCHEDULE C

                            CERTIFICATE OF COMPLIANCE
                            -------------------------

Name of Fund:

Name of each Portfolio:

To:  ___________ Insurance Company
     400 Robert Street North
     Saint Paul, Minnesota  55101-2098
     Attn: Manager
           Life Fund Accounting
           Station Number:  9-6169

     We have reviewed compliance of the Fund named above with respect to certain investment diversification requirements for the Fund for the quarter ending, __________, __________. The review was limited to verifying whether the Fund complied with the quarterly diversification requirements described in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section 817(h) Diversification Requirements").

     The review did not include testing compliance with any other investment limitations in the Private Placement Memorandum of the Fund or the Private Placement Memorandum of the Policies issued by the Company.

     As of _____________, ___________________, the Fund was in compliance with the Section 817(h) Diversification Requirements.

                                  Dated:
                                        ----------------------------------------

                                  By:
                                     -------------------------------------------

                                  Title:
                                        ----------------------------------------

                                      D-1